UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 5, 2011

CONSOLIDATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Drive
Las Vegas, NV  89102
 (Address of Principal Executive Offices)      (Zip Code)

(702) 949-9449
 (Registrant's Telephone Number, Including Area Code)

______________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRNGEMENTS OF CERTAIN OFFICERS.

(a) On August 5, 2011, Pamela J. Thompson resigned from the positions of Chief Financial Officer, Secretary and Director of Consolidation Services Inc. (the “Company”) for personal reasons.  There were no disagreements with the Company.  She will continue to provide accounting services and assistance to the Company under her existing Consulting Agreement.

(b) On August 5, 2011, the Company elected Richard S. Polep, an existing member of the Board of Directors as Chief Financial Officer and Secretary of the Company.

There are no arrangements, or understandings between the Company and Mr. Polep nor Mr. Herstone described below.  There are no material plans, contracts or arrangements pursuant to which Mr. Polep or Mr. Herstone is a party or in which he participates other than those available to all officers and directors of the Company.

Certain biographical information concerning Mr. Polep is as follows:

Richard S. Polep, age 73,  was appointed as a member of the Board of Directors on May 12, 2010.  On August 5, 2011 he was appointed Chief Financial Officer of the Company. He has over 47 years experience in public accounting and has substantial experience in financial reporting and disclosure rules and regulations of the Securities and Exchange Commission, including internal controls, initial public offerings, private offerings, corporate acquisitions and reorganizations.

He spent 31 years with Grant Thornton LLP, which is ranked number five in international accounting firms.  He was a partner with that firm for 24 years.  He then joined SingerLewak LLP as an audit and quality control partner and was there for eleven years.  Since January 2010, he has been a sole-practitioner performing consulting services for publicly traded and privately held companies as well as accounting and auditing firms.

Mr. Polep has industry experience in manufacturing and distribution, financial services, oil and gas, life sciences, technology, hospitality, and gaming.  He has also served as an expert witness.

Mr. Polep graduated from the University of Southern California in 1961 with a Bachelor of Science degree in Accounting and has been an instructor for the California Society of CPAs.  He is active in the CSCPA and the AICPA and is a former member of the AICPA Securities and Exchange Commission Practice Section Executive Committee.

(c) On August 5, 2011, the Company elected Richard D. Herstone to be Board of Directors to fill the vacancy left by the resignation of Pamela Thompson.

Certain biographical information concerning Mr. Herstone is as follows:

Richard D. Herstone, age 65, was appointed as a member of the Board of Directors on August 5, 2011.  He is the founder of Regency Capital Group and has served as its managing member since 1991. The firm acts in an advisory capacity with its clients, specializing primarily in structuring debt financings for strategic and financial acquisitions, growth, divestitures and other corporate purposes. He has handled buy-side and sell-side engagements, leveraged and management buyouts, and the placement or origination of junior and senior capital. He also has experience with restructurings, turnarounds and brand licensing. In 2007, Mr. Herstone was instrumental in negotiating the worldwide licensing rights with Speedo International for a Speedo branded digital waterproof MP3 player and digital waterproof cameras.  Mr. Herstone has fulfilled various appointments in senior management positions including serving as Interim President of Bungee International, Treasurer of GaryPlayerGolf.com, and Director of Business Development for each of Manex Entertainment, Inc., and Ryan Telemedicine, LLC.  Through his network of business relationships in Korea and China, Mr. Herstone has been successful in negotiating supply contracts for significant quantities of scrap metal with deliveries into South Korea, China and Turkey. Prior to founding Regency Capital Group, Mr. Herstone was a partner at Regency International, a finance company specializing in large-ticket equipment leasing transactions that included aircraft, machine tools, and rail assets.  Prior to that he was the founder and president of First Atlantic Equipment Leasing Corporation, a full service leasing company dedicated to providing unique financing opportunities to its “Fortune 500” list of customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 10, 2011                                                                CONSOLIDATION SERVICES, INC

                      By:  /s/ Gary D. Kucher
Gary D. Kucher
Title:  Interim Chief Executive Officer and President